Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class C, and Class Y Shares for Pioneer Disciplined Growth Fund, Pioneer Disciplined Value Fund, and Pioneer High Income Municipal Fund and in Class A, Class B, Class C, and Class Y for Pioneer Global Equity Fund Prospectus and "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm" and "Financial Statements" in the Class A, Class B, and Class Y Shares for Pioneer Disciplined Growth Fund, Pioneer Disciplined Value Fund, and Pioneer High Income Municipal Fund and in Class A, Class B, Class C, and Class Y for Pioneer Global Equity Fund Statement of Additional Information and to the incorporation by reference of our report, dated October 26, 2010, on the financial statements and financial highlights of Pioneer Series Trust V (comprised of Pioneer Disciplined Growth Fund, Pioneer Disciplined Value Fund, Pioneer Global Equity Fund and Pioneer High Income Municipal Fund) included in the Annual Report to the Shareowners for the year ended August 31, 2010 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 11 to the Registration Statement (Form N-1A, No. 333-129005) of Pioneer Series Trust V.


                             /s/ ERNST & YOUNG LLP


Boston, Massachusetts
December 22, 2010